If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, this Note is a Global Security and the following legend is applicable. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN
OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING
AFFILIATE OF THE CORPORATION AND IS NOT INSURED BY THE FEDERAL
DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED                                        REGISTERED
NUMBER FLR _______                                $______________

                     NATIONSBANK CORPORATION
               FLOATING RATE SENIOR NOTE, DUE 1998

                                                 CUSIP 638585 AL3

     NATIONSBANK CORPORATION, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________________________________________________________,
or registered assigns, the principal sum of __________________
______________________________________________________________
DOLLARS on March 27, 1998 (the "Maturity Date") and to pay interest thereon as hereafter provided at a rate per annum equal to (i) LIBOR (as determined on the reverse hereof) plus (ii) 0.15% until the principal hereof is paid or duly made available for payment. The initial interest rate on this Note will be
(i) LIBOR in effect on March 23, 1995 plus (ii) 0.15%. The Corporation will pay interest on this Note quarterly in arrears on each March 27, June 27, September 27 and December 27 (each an "Interest Payment Date") commencing on June 27, 1995. Interest on this Note will accrue from March 27, 1995 until the principal amount is paid and will be computed as hereinafter described. Interest payable on this Note on any Interest Payment Date or the Maturity Date will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid, from March 27, 1995, to but excluding such Interest Payment Date or Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the preceding March 12, June 12, September 12 or December 12, as the case may be, prior to such Interest Payment Date, whether or not a Business Day (as defined herein) (the "Regular Record Date"); PROVIDED, that interest payable on the Maturity Date will be payable to the owner of this Note at such date. Any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

     The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture; PROVIDED, HOWEVER, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Trustee from the holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Paying Agent at NationsBank of Georgia, National Association, as Issuing and Paying Agent, 715 Peachtree Street, Suite 700, Atlanta, Georgia 30308 (the "Corporate Trust Office").

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee or an Authenticating Agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.


                              NATIONSBANK CORPORATION

                              By:____________________________
[SEAL]                        Title:  Senior Vice President
ATTEST:

____________________________
Assistant Secretary

                  CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________________________


                         BankAmerica National Trust Company,
                         as Trustee

                         By:  NationsBank of Georgia, National
                              Association as Authenticating Agent


                         By:__________________________
                              Authorized Signatory

                        [Reverse of Note]

                     NATIONSBANK CORPORATION
               FLOATING RATE SENIOR NOTE, DUE 1998


     This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount issued and to be issued under an Indenture dated as of January 1, 1995, (herein called the "Indenture"), between the Corporation and BankAmerica National Trust Company, as Trustee (herein called the "Trustee") to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is also one of the Notes designated as the Corporation's Floating Rate Senior Notes, due 1998 (herein called the "Notes"), limited in aggregate principal amount to $300,000,000.

     This Note may not be redeemed prior to the Maturity Date and is not subject to any sinking fund.

     Accrued interest hereon shall be calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from and including March 27, 1995, or from but excluding the last date to which interest has been paid, as the case may be, to and including the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate in effect on such day by 360.

     The "Interest Payment Period" with respect to this Note is each successive period from and including an Interest Payment Date with respect to such Note (or March 27, 1995 in the case of the initial Interest Payment Period) to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be. The interest rate on the Notes will be reset quarterly. The interest rate on this Note for each Interest Payment Period will be determined on the Interest Determination Date for such Interest Payment Period. The "Interest Determination Date" for an Interest Payment Period is two London Banking Days (as defined below) preceding the first day of such Interest Payment Period (an "Interest Reset Date"). The interest rate on this Note for each Interest Payment Period will be effective as of the Interest Reset Date for such Interest Payment Period.

     LIBOR and the resulting interest rate for each Interest
Payment Period will be determined by the Calculation Agent
(described below) in accordance with the following provisions:

     LIBOR, with respect to an Interest Determination Date, is a rate of interest equal to the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on that Interest Determination Date. If such rate does not appear on Telerate Page 3750 on such Interest Determination Date, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a three-month period to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than $1,000,000 and that is representative of a single transaction in U.S. dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. in the City of New York on such Interest Determination Date by three major banks in the City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks and in a principal amount of not less than $1,000,000 and that is representative of a single transaction in such U.S. dollars in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such Interest Determination Date will be LIBOR then in effect on that Interest Determination Date.

     If any Interest Payment Date for a Note falls on a day that is not a Business Day, the Interest Payment Date will be the following day that is a Business Day unless such Interest Payment Date is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding day that is a Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest will be made on the next Business Day as if it were made on the date such payment was due and no additional interest will accrue on the amount so payable for the period from and after the Maturity Date.

     As used herein:

     "Business Day" with respect to this Note means any day other than a Saturday or Sunday that (i) is not a day on which banking institutions in New York, New York, Atlanta, Georgia or
Charlotte, North Carolina are authorized or required by law or regulation to be closed and (ii) is a London Banking Day.

     "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "Telerate Page 3750" means the display designated as Page 3750 on the Dow-Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

     The Corporation has appointed one of its banking subsidiaries, NationsBank of Georgia, National Association, as agent to calculate interest on this Note (in such capacity, the "Calculation Agent"). Upon the request of any holder or beneficial holder of this Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective at the next Interest Reset Date. In the absence of manifest error, such determination is binding on all parties.

     All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

     The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     If an Event of Default (defined in the Indenture as (i) the Corporation's failure to pay principal of (or premium, if any, on) any Notes when due, or to pay interest on the Notes within 30 days after the same becomes due, (ii) the Corporation's breach of its other covenants contained in this Note or the Indenture, which breach is not cured within 90 days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby, and (iii) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the entity in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     NOTES ISSUED AND OUTSTANDING PURSUANT TO A BOOK-ENTRY SYSTEM SHALL BE DEEMED TO CONTAIN THE FOLLOWING PARAGRAPH: The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered Owner of the Notes, as the owner of the Notes for all purposes, including payment of principal and interest, notices and voting. Transfer of principal and interest to participants of DTC will be the responsibility of DTC, and transfer of principal and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants.
The Corporation will not be responsible or liable for such transfers of payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

                          ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of the interim Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM--as tenants in common
          TEN ENT--as tenants by the entireties
          JT TEN-- as joint tenants with right of survivorship
                   and not as tenants in common
          UNIF GIFT MIN ACT--.............Custodian..........
                               (Cust)             (Minor)
                Under Uniform Gifts to Minors Act
                .................................
                             (State)

     Additional abbreviations may also be used though not in the above list.

                  _____________________________

                           ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

           [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                 INCLUDING ZIP CODE OF ASSIGNEE]

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

Please Insert Social Security or Other
     Identifying Number of Assignee: ____________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________
Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:_________________________         _________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement, or any change whatever and must be guaranteed.